UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 30, 2008
Commission file number: 001-15933
BLUE VALLEY BAN CORP.
(Exact name of registrant as specified in its charter)

Kansas	48-1070996
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11935 Riley Overland Park, Kansas	66225-6128

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (913) 338-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (12 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (12 CFR 240.13e-4(c))

Item 8.01 Other Items.
On December 30, 2008 Blue Valley Ban Corp. (the “Company”) completed its previously announced rights offering to holders of record of its common stock as of the close of business on November 10, 2008, of non-transferable subscription rights to purchase up to 334,000 shares of its common stock at a cash subscription price of $18.00 per share. The Company received gross cash proceeds of approximately $5.2 million in the rights offering, with 288,943 shares of common stock being issued.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Blue Valley Ban Corp.
Date: December 30, 2008	By:	/s/ Mark A. Fortino
Mark A. Fortino,
Chief Financial Officer